EXHIBIT 8.2


                   STATE TAX OPINION OF DELOITTE & TOUCHE LLP



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Deloitte &
  Touche LLP
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                            Suite 3900                 Telephone: (503) 222-1341
                            111 S.W. Fifth Avenue      Facsimile: (503) 224-2172
                            Portland, Oregon 97204-3698


July 29, 1997

Boards of Directors
Pioneer Bank, a Federal Savings Bank
Oregon Trail Financial Corp.
2055 First Street
Baker City, OR  97814

RE: Certain Oregon Income Tax Consequences Relating to Proposed Holding Company Conversion of Pioneer Bank, a Federal Savings Bank

Based solely upon information contained in the Documents, and the FACTS and REPRESENTATIONS and the federal tax OPINIONS rendered in the document attached, as prepared by Breyer & Aguggia, Attorneys at Law, it is our opinion that the laws of the state of Oregon will, for income tax purposes, treat the Conversion as a tax-free reorganization pursuant to Section 368(a)(1)(F) of the Code in an identical manner as it is treated by the Internal Revenue Service for federal income tax purposes. ORS 317.010(10) provides that a corporation's Oregon taxable income shall consist of the taxpayer's taxable income, as defined in the Code, with certain adjustments not relevant here. Further, ORS 316.013 and ORS
316.022 provide that the Oregon taxable income of an individual shall be the taxpayer's federal adjusted gross income, as defined in the Code, with certain adjustments not relevant here.

Finally, we hereby consent to the filing of this opinion as an exhibit to Form AC or similar filings of the Association filed with the OTS, the filing of this opinion as an exhibit to the Application H-(e) (1)-S of the Holding Company to be filed with the OTS, the filing of this opinion as an exhibit to the Holding Company's Registration Statement on Form S-1 ("Form S-1") to be filed with the Securities Exchange Commission, and to reference to our firm in the prospectus contained in the Form AC, Form S-1 and documents related to this opinion.

Very truly yours,



/s/Deloitte & Touche LLP
Deloitte & Touche LLP


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